UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  November 6, 2012

YaSheng Group

 (Name of small business issuer as specified in its charter)

California	000-27557	33-0788293
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

805 Veterans Blvd., #228 Redwood City, CA		94063
(Address of principal executive offices)		(Zip code)

(650) 363-8345

 (Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under an of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

YaSheng filed amended annual reports on Form 10-K for fiscal years ending December 31, 2010 and December 31, 2011 on October 9, 2012.  In addition, YaSheng filed an amended quarterly report on Form 10-Q for the quarter ended June 30, 2012 on August 21, 2012.

There are a number of changes in the amended annual reports and the quarterly report as filed.  The main changes were additional disclosures in the notes to the financial statements and in the financial statements in the annual and quarterly report, some of which were the amortization of the wind breaks and expanding segment reporting.

The amended annual reports on Form 10-K for the years 2010 and 2011 filed on October 9, 2012 and the amended quarterly report for the quarter ended June 30, 2012 filed on August 21, 2012 are the reports that the public, including YaSheng's shareholders, should rely on for financial reporting purposes, among other purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

YASHENG GROUP

Dated: November 6, 2012	By:	/s/ Zhou Chang Sheng
Name: Zhou Chang Sheng
Title: Chief Executive Officer (Principal Executive Officer)